NOTE

         NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE OR UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES ARE RESTRICTED AND MAY NOT BE OFFERED, RESOLD, PLEDGED OR TRANSFERRED EXCEPT AS PERMITTED UNDER THE ACT PURSUANT TO REGISTRATION OR EXEMPTION OR SAFE HARBOR THEREFROM.

No.                                                                 US $ 200,000
         --------------

                            FINANCIAL INTRANET, INC.

                          8% NOTE DUE DECEMBER 31, 2000

        THIS Note is one of a duly authorized issue of up to $600,000 of FINANCIAL INTRANET, INC., a corporation organized and existing under the laws of the State of Nevada and located at 116 Radio Circle, Mt. Kisco, NY 1054 (the "Company") designated as its 8% Convertible Notes.

         FOR VALUE RECEIVED, the Company promises to pay to GARTH LLC, the registered holder hereof (the "Holder"), the principal sum of Two Hundred Thousand and 00/100 Dollars (US $200,000) on December 31, 2000 and to pay interest on the principal sum outstanding from time to time in arrears on December 31, 2000 (the "Maturity Date"), at the rate of 8% per annum accruing from the date of initial issuance of this Note (the "Issue Date"). Accrual of interest shall commence on the first such business day to occur after the date hereof and shall continue until payment in full of the principal sum has been made or duly provided for. In the event of a default hereunder, the principal of, and interest on, this Note is payable at the option of the Holder, in Common Shares of the Company, $.001 par value per share ("Common Stock") as set forth below, or in United States dollars, at the address last appearing on the Note Register of the Company as designated in writing by the Holder from time to time. The Company will pay the principal of and interest upon this Note on the Maturity Date, less any amounts required by law to be deducted, to the registered holder of this Note as of the tenth day prior to the Maturity Date and addressed to such holder at the last address appearing on the Note Register. The forwarding of such check shall constitute a payment of principal and interest hereunder and shall satisfy and discharge the liability for principal and interest on this Note to the extent of the sum represented by such check plus any amounts so deducted.

         This Note is subject to the following additional provisions:

         1. The Note is issuable in denominations of Ten Thousand Dollars (US$10,000) and integral multiples thereof, provided that the number of shares to be issued upon conversion is a minimum of 30,000 (unless if at the time of election to convert the number of shares of Common Stock issuable upon conversion is less than 30,000). The Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be made for such registration or transfer or exchange.

         2. The Holder of this Note is entitled at any time, at its option, subject to the following provisions, to convert all or a portion of the principal amount of this Note into shares of Common Stock at a conversion price for each share of Common Stock equal to the Current Market Price multiplied by seventy-five percent (75%)(the "Conversion Price"). "Current Market Price" means the average closing bid price of the Common Stock as reported by Bloomberg, LP or, if not so reported, as reported on the over-the-counter market, for the five
(5) trading days ending on the trading day immediately before the relevant Conversion Date (as defined below). The amount of shares issuable pursuant to a conversion shall equal the principal amount (or portion thereof) of the Note to be converted divided by the Conversion Price.

                  Conversion shall be effectuated by surrendering the Note to be converted to the Company, accompanied by or preceded by facsimile or other delivery to the Company of the form of conversion notice attached hereto as Exhibit A, executed by the Holder evidencing such Holder's intention to convert a specified portion hereof, and accompanied, if required by the Company, by proper assignment hereof in blank. Interest accrued or accruing from the date of issuance to the date of conversion shall, at the option of the Company, be paid in cash or Common Stock upon conversion at the Conversion Price. No fractional shares of Common Stock or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. The date on which notice of conversion is given (the "Conversion Date") shall be deemed to be the date on which the Holder faxes or otherwise delivers the conversion notice ("Notice of Conversion"), substantially in the form annexed hereto as Exhibit A, duly executed, to the Company. Facsimile delivery of the Notice of Conversion shall be accepted by the Company at facsimile number (914) 242-4884 ATTN: Michael Sheppard . Certificates representing Common Stock upon conversion will be delivered within three (3) business days from the date the Notice of Conversion is delivered to the Company.


         3. The Company shall be entitled to withhold from all payments of principal of, and interest on, this Note any amounts required to be withheld under the applicable provisions of the United States income tax laws or other applicable laws at the time of such payments, and Holder shall execute and deliver all required documentation in connection therewith.

         4. This Note has been issued subject to investment representations of the original purchaser hereof and may be transferred or exchanged only in compliance with the Securities Act of 1933, as amended (the "Act"), and other applicable state and foreign securities laws. In the event of any proposed transfer of this Note, the Company may require, prior to issuance of a new Note in the name of such other person, that it receive reasonable transfer documentation including legal opinions that the issuance of the Note in such other name does not and will not cause a violation of the Act or any applicable state or foreign securities laws. Prior to due presentment for transfer of this Note, the Company and any agent of the Company may treat the person in whose name this Note is duly registered on the Company's Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

         5. No provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct obligation of the Company.

         6. No recourse shall be had for the payment of the principal of, or the interest on, this Note, or for any claim based hereon, or otherwise in respect hereof, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

         7. The Holder of the Note, by acceptance hereof, agrees that this Note is being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Note or the shares of Common Stock issuable upon conversion thereof except under circumstances which will not result in a violation of the Act or any applicable state Blue Sky or foreign laws or similar laws relating to the sale of securities.

         8. This Note shall be governed by and construed in accordance with the laws of the State of New York. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non coveniens, to the bringing of any such proceeding in such jurisdictions.

         9.       The following shall constitute an "Event of Default":

                  a. The Company shall efault in the payment of principal or interest on this Note and same shall continue for a period of five (5) days; or

                  b. Any of the representations or warranties made by the Company herein, in the Agreement, or in any certificate or financial or other written statements heretofore or hereafter furnished by the Company in connection with the execution and delivery of this Note or the Agreement shall be false or misleading in any material respect at the time made; or

                  c. The Company shall fail to perform or observe, in any material respect, any other covenant, term, provision, condition, agreement or obligation of any Note (as defined in the Agreement, which term includes this Note) and such failure shall continue uncured for a period of thirty (30) days after written notice from the Holder of such failure; or

                  d. The Company shall fail to perform or observe, in any material respect, any covenant, term, provision, condition, agreement or obligation of the Company under the Agreement or the Registration Rights Agreement and such failure shall continue uncured for a period of thirty (30) days after written notice from the Holder of such failure; or

                  e. The Company shall (1) admit in writing its inability to pay its debts generally as they mature; (2) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (3) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; or

                  f. A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within sixty (60) days after such appointment; or

                  g. Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within sixty (60) days thereafter; or

                  h. Any money judgment, writ or warrant of attachment, or similar process in excess of One Hundred Thousand ($100,000) Dollars in the aggregate shall be entered or filed against the Company or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of sixty (60) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

                  i. Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within sixty (60) days after such institution or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding; or

                  j. The Company shall have its Common Stock suspended or delisted from an exchange or over-the-counter market from trading for in excess of two trading days.

Then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder's sole discretion, the Holder may consider all obligations under this Note immediately due and payable within five (5) days of notice, without presentment, demand, protest or notice of any kinds, all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law.

         10. The Holder may not convert this Note or receive shares of Common Stock as payment of interest hereunder to the extent such conversion or receipt of such interest payment would result in the Holder, together with any affiliate thereof, beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 9.999% of the then issued and outstanding shares of Common Stock, including shares issuable upon conversion of, and payment of interest on, the Notes held by such Holder after application of this Section. Since the Holder will not be obligated to report to the Company the number of shares of Common Stock it may hold at the time of a conversion hereunder, unless the conversion at issue would result in the issuance of shares of Common Stock in excess of 9.999% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the principal amount of Notes are convertible shall be the responsibility and obligation of the Holder. If the Holder has delivered a Conversion Notice for a principal amount of Notes that would result in the issuance of in excess of the permitted amount hereunder, without regard to any other shares that the Holder or its affiliates may beneficially own, the Company shall notify the Holder of this fact and shall honor the conversion for the maximum principal amount permitted to be converted on such Conversion Date and, at the option of the Holder, either retain any principal amount tendered for conversion in excess of the permitted amount hereunder for future conversions or return such excess principal amount to the Holder. The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 61 days prior notice to the Company. Other Holders shall be unaffected by any such waiver


         11. Nothing contained in this Note shall be construed as conferring upon the Holder the right to vote or to receive dividends or to consent or receive notice as a shareholder in respect of any meeting of shareholders or any rights whatsoever as a shareholder of the Company, unless and to the extent converted in accordance with the terms hereof.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.

Dated: February 7, 2000

                                                     FINANCIAL INTRANET, INC.


                                      By:_______________________________________

                                      ------------------------------------------
                                          (Print Name)
                                      ------------------------------------------
                                        (Title)